As filed with the Securities and Exchange Commission on June 14, 2011.

Registration No. 333-164794

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1

to

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TIM HORTONS INC.

(Exact name of registrant as specified in its charter)

Canada	98-0641955
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

874 Sinclair Road

Oakville, Ontario L6K 2YI

Canada

905-845-6511

(Address and telephone number of Registrant’s principal executive offices)

Tim Hortons USA Inc.

4150 Tuller Road, Suite 236

Dublin, Ohio 43017

(614) 791-4200

(Name, address and telephone number of agent for service)

With Copies to:

Jill E. Aebker Deputy General Counsel and Secretary 874 Sinclair Road Oakville, Ontario L6K 2Y1 Canada (905) 845-6511	Rob Lando Osler, Hoskin & Harcourt LLP 620 Eighth Avenue, 36th Floor New York, NY 10018 (212) 867-5800

Approximate date of commencement of proposed sale to the public: Not applicable

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form F-3 (No. 333-164794) initially filed with the Securities and Exchange Commission (the “Commission”) by Tim Hortons Inc. (the “Registrant”) on February 9, 2010 (the “Registration Statement”), pertaining to the registration of offers and sales by the Registrant of US$144,650,000 of common shares and associated share purchase rights (the “Common Shares”).

The Registrant sold a total of 39,279 Common Shares for an aggregate offering price of US$1,136,342; therefore, a maximum aggregate offering amount of US$143,513,658 of previously registered securities remains unsold. This Post-Effective Amendment No. 1 amends the Registration Statement to remove from registration all of the Common Shares remaining unsold as of the date of this Post-Effective Amendment No. 1.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Oakville, Province of Ontario, on June 14, 2011.

TIM HORTONS INC.

By:	/s/ JILL E. AEBKER
Name: Jill E. Aebker
Title: Deputy General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated, on the 14th day of June, 2011.

/s/ PAUL D. HOUSE Paul D. House	Interim President and Chief Executive Officer, Director and Executive Chairman of the Board (Principal Executive Officer)

/s/ CYNTHIA J. DEVINE Cynthia J. Devine	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

* M. Shan Atkins	Director

* Michael J. Endres	Director

* Moya M. Greene	Director

* Frank Iacobucci	Lead Director

*	Director
John A. Lederer

*	Director
David H. Lees

*	Director
Ronald W. Osborne

*	Director
Wayne C. Sales

*	Director
Catherine L. Williams

*	Pursuant to the Power of Attorney included as Exhibit 24.1 to the Registrant’s Form F-3 filed with the U.S. Securities and Exchange Commission on February 9, 2010, Jill E. Aebker as attorney-in-fact does hereby sign this Post-Effective Amendment No. 1 to the Registration Statement on Form F-3 on behalf of each signatory.

By:	/s/ JILL E. AEBKER
Name: Jill E. Aebker
Title: Attorney-in-Fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the U.S. Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement on Form F-3 has been signed below by the undersigned, solely in its capacity as the Registrant’s duly authorized representative in the United States, on this 14th day of June, 2011.

TIM HORTONS USA INC.

By:	/s/ JILL E. AEBKER
Name: Jill E. Aebker
Title: Deputy General Counsel and Secretary